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                                                                    EXHIBIT 10.1




                                 AMENDMENT ONE
                                     TO THE
                        CASH AMERICA INTERNATIONAL, INC.
                         1994 LONG-TERM INCENTIVE PLAN


         By action of the Board of Directors of Cash America International, Inc. this day, the Cash America International, Inc. 1994 Long-Term Incentive Plan (the "Plan") is hereby amended as follows:

1. Section 2 of Plan is amended by revising the definition of the term "Award" to read as follows:

         "Award" shall mean a grant or award under Section 6 through 12, inclusive, of the Plan, as evidenced in a written document delivered to a recipient of an Award as provided in Section 13(b).

2.       Section 2 of the Plan is amended by adding the following definitions:

         "Outside Director" shall mean a member of the Board of Directors who is not an Employee of the Company or of any affiliate.

         "Stockholders Meeting" shall mean the annual meeting of stockholders of the Company in each year.

3. Section 10, paragraph (a), is amended by revising the reference to "Section 11(b)" to read: "Section 13(b)."

4. Section 11 of the Plan is amended so as to renumber it to "Section 13" and to revise paragraph (b) of such Section to read as follows:

         (b)  Awards.

         Each Award hereunder shall be evidenced in writing, delivered to the Participant or Outside Director and shall specify the terms and conditions thereof and any rules applicable thereto, including but not limited to the effect on such Award of the death, retirement, or other termination of employment of the Participant or Outside Director and the effect thereon, if any, of a Change in Control of the Company.

5.       A new Section 11 is added to the Plan to read as follows:

         Section 11. Outside Directors' Options.

         (a)  Grant of Options.

         Each Outside Director who joins the Board of Directors after 1994 shall automatically be granted an Option to purchase 5,000 shares of the common stock of the Company, $.10 par value; and on the date of each Stockholders Meeting after the 1997 Stockholders Meeting, each Outside



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         Director shall automatically be granted an Option to purchase 2,500 shares of the common stock of the Company. All such options shall be Nonqualified Stock Options. The price at which each share of common stock covered by such Options may be purchased shall be one hundred percent (100%) of the Fair Market Value of the stock on the date the Option is granted.

         (b)  Exercise of Options.

         Except as set forth in this Section 11, an Option granted to an Outside Director shall become exercisable one year after date the option is granted. Any Option that has been outstanding for more than six (6) months shall immediately become exercisable in the event of a Change in Control. The Option may be exercised by the Outside Director during the period that the Outside Director remains a member of the Board of Directors and for a period of five (5) years following retirement, provided that only those Options exercisable at the date of the Outside Director's retirement may be exercised during the period following retirement and, provided further, that in no event shall the Option be exercisable more than ten (10) years after the date of grant. Shares issued upon the exercise of Options granted under this Section 11 will be issued from the Company's treasury shares.

         In the event of the death of an Outside Director, the Option shall be exercisable only within the twelve (12) months next succeeding the date of death, and then only (i) by the executor or administrator of the Outside Director's estate, by the person or persons to whom the Outside Director's rights under the Option shall pass by the Outside Director's will or the laws of descent and distribution or, by the Outside Director's designated beneficiary, and (ii) if and to the extent that the Outside Director was entitled to exercise the Option at the date of the Outside Director's death, provided that in no event shall the Option be exercisable more than ten (10) years after the date of grant.

         (c)  Payment.

         An Option granted to an Outside Director shall be exercisable only upon payment to the Company of the full exercise price of the shares with respect to which the Option is being exercised. Payment for the shares shall be in United States dollars, payable in cash or by check.

6.       A new Section 12 is added to the Plan to read as follows:

           Section 12. Outside Directors' Shares.

         Outside Directors may elect, on an annual basis, to purchase shares of common stock of the Company from the Company in lieu of receiving all or part (in 10% increments) of their annual retainer, meeting fees and committee meeting fees in cash. The purchase price of such shares shall be the Fair Market Value of the stock for the last trading day of the month in which the retainer, meeting fees, and committee meeting fees are earned.

         Commencing January 1, 1998, the annual retainer, meeting fees and committee meeting fees payable to each Outside Director for service on the Board of Directors may, at the election of the Outside Director (the "Annual Election''), be payable to a trust in shares of common stock of the Company. The Annual Election: (i) shall be irrevocable in respect of the one-year period to which





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         it pertains (the "Plan Year") and shall specify the applicable percentage (in increments of 10%) of such annual retainer and meeting fees that such Outside Director wishes to direct to the trust; (ii) must be received in writing by the administrator of the Plan by the established enrollment deadline of any year in which this Plan is in effect in order to cause the next succeeding Plan Year's annual retainer and fees to be subject to the provisions of this Plan; and
         (iii) must specify whether the ultimate distribution of the shares of common stock to the Outside Directors will be paid, following the Outside Director's death or termination of Board service, in a lump sum or in equal annual payments over a period of two to twenty years.

         The shares shall be purchased from the Company at the Fair Market Value of the stock for the last trading day of the month in which the fees are earned and shall be credited by the trustee to the account of the Outside Director. The certificates for common stock shall be issued in the name of the trustee of the trust and shall be held by such trustee in trust for the benefit of the Outside Directors; provided, however, that each Outside Director shall be entitled to vote the shares. The trustee shall retain all dividends (which shall be reinvested in shares of common stock) and other distributions paid or made with respect thereto in the trust. The shares credited to the account of an Outside Director shall remain subject to the claims of the Company's creditors, and the interests of the Outside Director in the trust may not be sold, hypothecated or transferred (including, without limitation, transferred by gift or donation) while such shares are held in the trust.

         If the Outside Director elects to receive a lump sum distribution, the trustee of the trust shall distribute such shares of common stock free of restrictions within 60 days after the Outside Director's termination date or a later date elected by the Outside Director (no later than the mandatory retirement age of the Outside Director). If the Outside Director elects to receive a lump sum distribution, the Outside Director may, by delivering notice in writing to the administrator of the Plan no later than December 31 of the year prior to the year in which the Outside Director terminates service as a Director, elect to receive any portion or all of the common stock in the form of cash determined by reference to the Fair Market Value of the common stock as of the termination date. Any such notice to the administrator must specify whether the distribution will be entirely in cash or whether the distribution will be in a combination of common stock and cash (in which case the applicable percentage must be specified). In the case of termination of the Outside Director's service as a result of his death, payment of the Outside Director's account shall be in shares of common stock and not in cash. If an Outside Director elects to receive payments in installments, the distribution will commence within 60 days after the Outside Director's termination date and will be made in shares of common stock and not in cash. Notwithstanding anything to the contrary contained herein, any fractional shares of common stock shall be distributed in cash to the Outside Director.

                                 CASH AMERICA INTERNATIONAL, INC.


                                 By: /s/ HUGH A. SIMPSON
                                     ----------------------------
                                     Hugh A. Simpson, Senior Vice President,
                                     General Counsel and Secretary
July 22, 1997





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